CONSENT OF INDEPENDENT AUITORS


We consent to the reference to our firm under the captions
"Independent Auditors" and "Financial Highlights" and to the use of our report dated December 15, 1999, which is incorporated by reference, in this Registration Statement (Form N-1A, No. 33-11716) of Smith Barney Investment Series (formerly, Concert Investment
Series).


	ERNST & YOUNG LLP

New York, New York
September 11, 2000